UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 22, 2008
METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188

(Address of Principal Executive Offices)	(Zip Code)
212-578-2211

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.
On July 22, 2008, the Company established the MetLife, Inc. Director Indemnity Plan (the "Plan"). The Plan covers current directors of the Company and anyone who becomes a director of the Company prior to an amendment of the indemnification provisions of the Company’s bylaws.
The Plan affirms that a director's rights to indemnification and expense advancement under the Company's bylaws are contract rights. The Company's bylaws provide, among other things, for the Company to indemnify, and advance expenses to, a person who is threatened with litigation or made party to a legal proceeding, by reason of serving as a director of the Company. The Plan also provides that advancement of expenses after the director’s service ends shall be made on the same basis as if the director's service had continued. Any amendment or repeal of the rights provided under the Plan will not adversely affect any facts, occurrence, action or omission existing at or prior to the amendment or repeal. On the same date, Metropolitan Life Insurance Company, a subsidiary of the Company, established an indemnity plan providing rights for its directors that are substantially similar to the rights provided under the Plan.
The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the Plan, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Not applicable.

     (d) Exhibits.

10.1   MetLife, Inc. Director Indemnity Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.
By:	/s/ Gwenn L. Carr
	Name:	Gwenn L. Carr
	Title:	Senior Vice-President and Secretary

Date:  July 25, 2008

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT
10.1	MetLife, Inc. Director Indemnity Plan

4